 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated May 8, 2018, relating to the balance sheet of Allegro Merger Corp. as of December 31, 2017, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from August 7, 2017 (inception) through December 31, 2017, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
May 29, 2018